UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Principal Real Estate Income Fund
(Exact name of registrant as specified in its charter)

Delaware	46-0919114
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1100, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common shares of beneficial interest, no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-183789 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

Reference is hereby made to the section entitled “Description of Capital Structure” in Part A of the Registration Statement on Form N-2 of Principal Real Estate Income Fund, as filed with the Securities and Exchange Commission on September 7, 2012, as amended March 19, 2013, May 14, 2013, May 24, 2013, and May 29, 2013, and as may be amended further (Securities Act File No. 333-183789 and Investment Company Act File No. 811-22742).

Item 2.

Exhibits.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

	(Registrant)	Principal Real Estate Income Fund

Date:	June 24, 2013

By:	/s/ Thomas A. Carter
Thomas A. Carter
President